Exhibit 99.1

Charter of the Audit Committee of Marizyme, Inc.

1. Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors of Marizyme, Inc. (the “Company”) to assist the Board of Directors in its oversight of: (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements not specifically delegated to other Committees of the Company.

2. Statement of Policy

Primary responsibility for the Company’s financial reporting and internal controls is vested in the management of the Company, as overseen by the Board of Directors. The Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders and the investing community relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the Board of Directors, the independent auditors, the internal auditors and the financial management of the Company. The Committee shall provide oversight and review of the Company’s accounting and financial services, internal operating controls and its ethical standards in consultation with the independent auditors and legal counsel to the Company.

The Committee shall be the Board of Directors’ principal agent in ensuring the independence of the independent auditors, the integrity of management, and the adequacy of disclosures to shareholders. In performing its designated functions, described herein, the Committee shall not assume or diminish management’s responsibility for the content of the information disseminated by the Company.

3. Composition of the Committee

The Committee shall be comprised of at least three directors determined by the Board of Directors to meet the independence, financial literacy and other requirements of The NASDAQ Stock Market LLC (“NASDAQ”) and applicable federal law, including Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. Additionally, no director may serve on the Committee unless he or she is a “Non-Employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee members will be appointed by the Board of Directors and may be removed by the Board of Directors in its discretion. The members of the Committee shall elect a Chairperson to preside at all meetings of the Committee. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of directors who meet the above-listed criteria.

4. Resources and Authority of the Committee

The Committee shall have the resources, funding and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of any consultants, outside legal counsel or other advisors to the Committee (each, an “Advisor”), as it deems appropriate, without seeking approval of the Board of Directors or management. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any Advisor it retains. The Committee shall have unrestricted access to the Company’s personnel and records and to the independent auditors.

The Company shall provide the Committee with the appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any Advisors employed by the Committee and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

5. Meetings

The Committee has the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities and in accordance with NASDAQ listing standards, but no less than two (2) times per year, and call special meetings, as required. The Committee should meet separately at least semi-annually with management, the head of the internal auditing department and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to meet with any members of, or consultants to, the Committee.

Committee members may participate in meetings by means of conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

In addition to the duties and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities consistent with this Charter, the purposes of the Committee, the Company’s bylaws, and the applicable NASDAQ listing standards or applicable law, rules and regulations to which the Company is subject.

The Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of the Company to meet with the Committee or any advisers engaged by the Committee, including representatives of the independent auditors. As necessary or desirable, the Chairperson of the Committee may request that members and representatives of the independent auditors, management or others be present at a meeting of the Committee and provide pertinent information as necessary.

6. Minutes

Minutes of each meeting of the Committee are to be prepared by the Secretary of the Company or his or her designee and approved by the Committee. Such minutes shall be filed with the Secretary of the Company and retained in the minute book of the Board of Directors.

7. General Policies and Procedures

In carrying out its responsibilities, the Committee’s policies and procedures will remain flexible, to best react to changing conditions and to ensure to the Board of Directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

2

8. Committee Responsibilities

a. Selection and Oversight of Independent Auditors

The Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee. In undertaking these obligations, the Committee shall review with the Chief Financial Officer of the Company and approve the engagement of the independent auditors for each audit and for non-audit services requested, including the fee, scope and timing of the audit or non-audit services requested, the nature and magnitude of the services actually performed compared to earlier approvals for the procedure (if applicable), the range and proportion of audit and non-audit fees and the effect of any engagement on the independence of the auditors.

The Committee shall be responsible for ensuring that it receives from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with NASDAQ Rule 5605(c)(1)(B) or other applicable rules and regulations, and the Committee shall further be responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and for taking, or recommending that the full Board of Directors of the Company take, appropriate action to oversee the independence of the independent auditor. The Committee shall be responsible for confirming and assuring the objectivity of the internal auditor.

The independent auditors are ultimately accountable to the Committee, and the Committee shall have the ultimate authority and responsibility to recommend the nomination of the independent auditors by the Board of Directors for shareholder approval in any proxy statement.

The Committee shall consult with the independent auditors to assure the rotation of audit partners as required by applicable law, rule or regulation.

b. Selection and Oversight of Internal Auditor

The Committee shall have the following duties and powers with respect to the internal auditing department:

i.	to review and approve the appointment and replacement of the head of the internal auditing department,

ii.	to advise the head of the internal auditing department that he or she is expected to provide to the Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management’s responses thereto, and

iii.	to recommend and approve the compensation plan for the head of internal audit in consultation with management.

3

c. Financial Reporting Issues and Practices and Internal Audit Controls and Procedures

The Committee shall have the duty and power to advise management, the internal auditing department and the independent auditors that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices and significant internal audit controls and procedures.

d. Review of Annual Audit Plan

The Committee shall review and approve the annual audit plan and audit fee submitted by the independent auditors. The Committee shall discuss with the independent auditors the overall approach to and scope of the audit examination with particular attention focused on those areas where either the Committee, the Board of Directors, management or the independent auditors believe special emphasis is desirable.

e. Review Results of the Annual Audit

Upon completion of any audit and periodically throughout each fiscal year as requested by the independent auditors or management or as deemed advisable by the Committee, the Committee shall review and discuss with the independent auditors and management the audited financial statements, the results of the audit and the independent auditors’ report or opinion on matters related to the performance of such audit.

The following illustrates, but is not an exhaustive list of, the topics which may be discussed with the independent auditors and management:

i.	the quality of the financial statements,

ii.	any significant auditor or management adjustments, reclassifications, disclosures, accounting estimates, new or changed accounting policies or principles and disagreements with management, including analyses of the effects of alternative GAAP methods on the financial statements,

iii.	the nature of each critical audit matter (“CAM”), the auditor’s basis for the determination of each CAM and how each CAM is expected to be described in the auditor’s report,

iv.	the reasons for major fluctuations in financial statement balances (current year compared to prior years),

v.	the clarity and adequacy of the Company’s financial disclosures,

vi.	the quality and degree of aggressiveness or conservatism of accounting policies and principles, underlying estimates and other significant decisions made in preparing financial disclosures,

vii.	unusual circumstances or situations reflected in the financial statements, including identification of any loss or marginal operation,

viii.	the nature of any unusual or significant commitments or contingent liabilities, together with the underlying assumptions and estimates of management,

ix.	significant differences in format or disclosure from others in the industry,

4

x.	significant differences between the annual report and other reports, such as the reports to any regulatory agencies,

xi.	the independent auditors’ observations on internal accounting controls presented in the management letter,

xii.	the adequacy of the Company’s system of internal accounting controls,

xiii.	any change in key personnel, operations or systems which may affect the continuing functioning and effectiveness of the Company’s accounting and operating controls,

xiv.	the performance of the independent auditors, and

xv.	to the extent not otherwise covered above, the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

f. Review of Other Quarterly and Annual Reports

The Committee shall review any other financial statements or reports, as requested by management or determined by the Committee, which are required to be filed with any Federal, State or local regulatory agency prior to filing with the appropriate regulatory body. As a part of such review, the following illustrates, but is not an exhaustive list of, the topics which may be covered:

i.	the accounting principles employed in reporting any large or unusual transactions and the possible need to make specific disclosures of material developments,

ii.	developments in accounting policies and procedures since the previous filing of such financial statement or report and the effect of these developments may have on the Company’s financial reporting, and

iii.	significant fluctuations in financial statement balances, ratios or statistics.

The Committee must review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee must provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements. The Committee must review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee must discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

g. Review Charter

The Committee shall review and reassess the adequacy of this Charter on an annual basis, and make recommendations as to changed hereto as may be necessary or appropriate.

5

h. Reports to Board of Directors

The Committee shall report its activities to the full Board of Directors on a regular basis, making such recommendations the Committee deems necessary or appropriate.

i. Other Oversight Functions

The Committee shall perform any other duties or responsibilities expressly delegated to the Committee by the Board of Directors from time to time. In addition, the Committee is authorized to and shall have the power to perform the following functions:

i.	conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation in consultation with legal counsel to the Company;

ii.	review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators;

iii.	establish procedures for the (i) receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

iv.	discuss the Company’s policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company;

v.	The Committee is responsible for reviewing and approving related person transactions in accordance with the Company’s rules and policies as to such matters.

vi.	prepare a report each year for inclusion in the Company’s proxy statement; and

vii.	review and discuss earnings press releases prior to public disclosure.

j. Committee Self-Evaluation.

The Committee must at least annually perform an evaluation of the performance of the Committee.

9. Exculpatory Provision

The Committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Committee is not a substitute for the audit performed by the independent auditors.

10. Delegation of Duties

In fulfilling its responsibilities, the Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

* * * * *

Effective Date: January 26, 2022

6